                                                            EXHIBIT 23.1

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-14839 and 333-21911) of our report dated April 8,
1997 on our audits of the consolidated financial statements of National Quality Care, Inc. and subsidiary as of December 31, 1996 and 1995, and for the years then ended, which is included in this Annual Report on Form 10-KSB.



/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
April 15, 1997